UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 9, 2009, National Semiconductor Corporation (the “Company”) announced that Brian L. Halla has advised the Board of Directors of the Company that he will retire as Chief Executive Officer of the Company effective November 30, 2009.  Mr. Halla will remain with the Company in the position of Chairman of the Board of Directors until May 30, 2010, the end of the Company’s current fiscal year.

The Company also announced that Donald Macleod, the Company’s current President and Chief Operating Officer, will succeed Mr. Halla as Chief Executive Officer upon Mr. Halla’s retirement as Chief Executive Officer effective November 30, 2009.  The Board of Directors of the Company also intends to appoint Mr. Macleod to the Board of Directors effective November 30, 2009, concurrently with his commencement of the Chief Executive Officer position.  Mr. Macleod, age 61, has been the Company’s President and Chief Operating Officer since 2005.  Prior thereto, Mr. Macleod held various positions with the Company, including Executive Vice President and Chief Operating Officer and Vice President, Finance and Chief Financial Officer.  Mr. Macleod joined the Company in 1978.

A copy of the press release announcing the above management changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description of Exhibit

99.1	News Release dated October 9, 2009 issued by National Semiconductor Corporation.*

*  This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: October 9, 2009	/s/ Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated October 9, 2009 issued by National Semiconductor Corporation.*

*  This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.